                        PATENT TRANSFER AND LICENSE AGREEMENT

     This PATENT TRANSFER AND LICENSE AGREEMENT (the "Agreement") is dated as of April 10, 1997, by and between NetObjects, Inc., a Delaware corporation ("Transferor"), and Rae Technology LLC, a California limited liability company ("Transferee").

                                      RECITALS

     WHEREAS, Transferor and Rae Technology, Inc., a California corporation ("Rae Inc."), have entered into that certain Technology License Agreement, dated as of December 21, 1995 and amended as of February 2, 1996, pursuant to which Transferor granted to Rae Inc. an exclusive license of certain proprietary computer software commonly referred to by Transferor as the "Solo Technology" for a limited field of use, in exchange for the issuance of 10,000,000 shares of Series A Preferred Stock of Transferor to Rae Inc.;

     WHEREAS, Transferor and Rae Inc. have further amended their respective rights and obligations with respect to the Solo Technology pursuant to an Amendment to Technology Transfer Agreement, dated as of March 18, 1997, to be effective upon the closing of a merger (the "Merger") with Transferor and a wholly owned subsidiary of International Business Machines Corporation ("IBM") pursuant to the terms of an Agreement and Plan of Merger dated as of March 18, 1997 (the "Merger Agreement"); and

     WHEREAS, in connection with the Amendment to Technology Transfer Agreement, Transferor and Transferee wish to establish Transferee as the holder and exclusive licensing representative for certain pending utility patents of Transferor.

     NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

                                     AGREEMENT

1.   TRANSFER OF PATENTS

     (a) Subject to the terms and conditions herein and subject to any licenses existing as of the date hereof granted by Transferor, Transferor hereby assigns, conveys, and otherwise transfers to Transferee all of Transferor's rights, title and interests in and to the inventions embodied in the U.S. patent applications identified in the Assignment of Inventions attached hereto as Exhibit A (the "NetObjects Patents").

     (b) Transferor further affirms the right of Transferee to prevent any unauthorized use and disclosure of the NetObjects Patents and any confidential information of Transferor pertaining thereto (as identified by Transferor, in its sole discretion) ("Confidential Information"); PROVIDED, HOWEVER, that Transferee shall have no right to sell, assign or transfer any Confidential Information and may use Confidential Information for the sole purpose of continuing to prosecute the NetObjects Patents.

     (c) From and after the effective date of this Agreement (as described in Section 11 hereof (the "Effective Date"), Transferee shall obtain the written consent of Transferor before assigning, or granting or agreeing to grant any exclusive license with respect to, any NetObjects Patent, any patent issuing thereon, or any continuation or amendment thereof (the "Transferred Rights").
In addition, Transferee shall obtain the prior written consent of Transferor before granting or agreeing to grant any nonexclusive license under any of the Transferred Rights for a royalty rate or other form of compensation which is less than the higher of (i) five percent (5%) of the licensee's per copy revenue from the licensed software product or (ii) $20 for each transferred copy of the licensed software product. Transferor may withhold any such consent in its sole and absolute discretion.

     (d) From and after the Effective Date, any Change of Control Transaction involving Transferee shall require the prior written consent of Transferor. For this purpose, a "Change of Control Transaction" shall mean (A) any transaction or series of transactions pursuant to which shares representing more than 50% of Transferee's outstanding voting securities are purchased by a person not controlled by, in control of or under common control with any holder of Transferee's outstanding voting securities, (B) the merger or consolidation of Transferee with another entity (other than a merger or consolidation in which the holders of voting securities of Transferee immediately before the merger or consolidation own, immediately after the merger or consolidation, voting securities of the surviving or acquiring corporation or of a parent party of such surviving or acquiring corporation, possessing more than 50% of the voting power of the surviving or acquiring corporation or parent party) resulting in the exchange of outstanding shares of capital stock of Transferee for cash, securities or other property or (C) any merger, sale, lease, license, exchange or other disposition (whether in one transaction or a series of related transactions) or more than 50% of the assets of Transferee.

     (e) The Transferee shall not pledge any of the Transferred Rights to secure any loan or other obligation.

     (f) Except as otherwise expressly provided herein, neither Transferee nor any Transferee Affiliate (as defined in Section 3(a)) shall make, have made, use, offer for sale, sell, import or otherwise transfer any product, the use or sale of which would infringe any of the Transferred Rights, or practice any method thereunder.

2.   CONFIDENTIAL INFORMATION

     (a) Transferor understands that all Confidential Information received by Transferee from Transferor is and will remain confidential to Transferor, and Transferee and Transferor shall be obligated to protect and maintain the confidentiality of the same. Transferee shall take all necessary and proper action to preserve the secrecy and prevent disclosure of the Confidential Information. Transferee shall establish a reasonable security procedure to prevent unauthorized access to the Confidential Information.

     (b) The obligation imposed by this Section 2 to protect and not to disclose Confidential Information shall be perpetual, except with respect to Confidential Information that becomes lawfully within the public domain.

3.   PAYMENTS

     (a) Transferee shall pay to Transferor eighty-five percent (85%) of all revenues derived by Transferee and any Transferee Affiliate (as defined herein) from any license or other transaction effected by Transferee or any Transferee Affiliate with respect to any of the Transferred Rights; PROVIDED THAT Transferor and Transferee acknowledge and agree that no such transaction shall occur or be permitted to occur other than with respect to an actual patent issued on any NetObjects Patent. For this purpose a "Transferee Affiliate" is any person, directly or indirectly, controlled by, in control of, or under common control with Transferee.

     (b) Payments hereunder shall be made by Transferee within thirty (30) days after the end of each calendar quarter. Payment shall be accomplished by a report of the revenues derived from the Transferred Rights and the computation thereof during the preceding calendar quarter. Transferee shall be entitled to offset all amounts paid or incurred to prosecute patents, defend infringement suits, indemnify Transferor, or pursue infringement actions under applicable provisions of this Agreement from the amounts payable to Transferor pursuant to this Section 3.

     (c) All payments due hereunder on revenues derived in countries other than the United States shall accrue in the currency of the country in which the sales are made. Transferee shall apply its best efforts to secure U.S. dollar transfers in respect of such payments. In the event U.S. dollars are for any reason legally not available for transfer, Transferee may discharge the payment obligations hereunder by depositing said payments to the credit of Transferor, or its nominee, in any recognized banking institution to be designated by Transferor in the country in which the sales are made and in the currency of that country. In the event that currency regulations of a country in which such revenues are earned prohibit payment or deposits of payments owed to Transferor or its nominee, no payments hereunder shall accrue or be due and payable for the period during which such currency restrictions prevail.

     (d) Transferee shall keep accurate records of all revenues for a period not to exceed five (5) years, unless in dispute, in which event they shall be kept until said dispute is settled, and such records shall be open during reasonable business hours at the place where such records are customarily kept, for examination by an independent accountant selected by Transferor and acceptable to Transferee, for the purpose of verifying the accuracy of such revenues reported to Transferor and payments due thereon. Said accountant shall not disclose any information that he may thereby obtain other than that necessary for the purpose of enabling Transferor to determine the accuracy of such reports and payments made in connection therewith.

4.   RESERVED NON-EXCLUSIVE LICENSE FOR TRANSFEROR

     (a)  DEFINITIONS.

          (i) "Licensed Products" shall mean all software products that are made, used, imported, offered for sale, sold, licensed or otherwise transferred now or hereafter by Transferor.

          (ii) "Licensed Subsidiaries" shall mean those entities which are Subsidiaries of Transferor.

          (iii) "Subsidiary" shall mean a corporation, company or other entity:

                 (A) more than fifty percent (50%) of whose outstanding shares or securities representing the right to vote for the election of directors or other managing authority are, now or hereafter, owned or controlled, directly or indirectly, by a party hereto or,

                 (B) which does not have outstanding shares or securities, as may be the case in a partnership, joint venture or unincorporated association, but more than fifty percent (50%) of whose ownership interest representing the right to make the decisions for such corporation, company or other entity is, now or hereafter, owned or controlled, directly or indirectly, by a party hereto, but such corporation, company or other entity shall be deemed to be a Subsidiary only so long as such ownership or control exists.

     (b) Transferor hereby reserves for itself and its Licensed Subsidiaries a royalty-free, paid-up, perpetual, irrevocable, worldwide, nonexclusive license (without right to sublicense) under the Transferred Rights to make, have made, use, import, offer for sale, sell and otherwise transfer Licensed Products. In the event that Transferor acquires Subsidiaries after the Effective Date, Transferee agrees that such Subsidiaries shall be Licensed Subsidiaries.

     (c) Transferor shall be responsible for the compliance by Licensed Subsidiaries with the provisions of this Agreement. A license granted to a Licensed Subsidiary shall terminate automatically on the earlier of: (i) the date such Licensed Subsidiary ceases to be a Subsidiary of Transferor; and (ii) the date this Agreement or the license granted hereunder expires or is terminated.

     (d) No license, immunity or other right is granted under this Agreement, either directly or by implication, estoppel, or otherwise other than under the Transferred Rights or with respect to any item other than a Licensed Product.

5.   WARRANTIES AND DISCLAIMERS OF TRANSFEROR

     (a) Transferor sells, assigns and transfers the NetObjects Patents to Transferee "AS IS" and "WHERE IS," without any warranty of any kind whatsoever.

     (b) TRANSFEROR DOES NOT MAKE ANY WARRANTY, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE WITH RESPECT TO THE NETOBJECTS PATENTS, INCLUDING ANY WARRANTY OF MANUFACTURABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. TRANSFEROR DOES NOT ASSUME OR AUTHORIZE ANY OTHER PERSON TO ASSUME FOR IT ANY LIABILITY IN CONNECTION WITH THE USE OF THE NETOBJECTS PATENTS, OR THE SALE, USE OR OPERATION OF ANY PRODUCT UTILIZING THE NETOBJECTS PATENTS.

     (c) TRANSFEROR SHALL NOT BE LIABLE FOR ANY INJURY OR DAMAGE TO TRANSFEREE, OR TO ANY OTHER PERSON CAUSED DIRECTLY OR INDIRECTLY BY THE USE OF ANY WORKS USING THE NETOBJECTS PATENTS. IN NO EVENT SHALL TRANSFEROR BE LIABLE TO ANY THIRD PARTY FOR ANY LOSS OR INJURY TO EARNINGS, PROFITS, OR GOODWILL, OR FOR ANY DIRECT, SPECIAL, INDIRECT, OR CONSEQUENTIAL DAMAGES ARISING OUT OF TRANSFEREE'S USE OF THE NETOBJECTS PATENTS.

6.   LIMITATION OF LIABILITY AND INDEMNIFICATION

     (a) Transferee agrees that Transferor will not be liable for defense or indemnity with respect to any claim against Transferee by any third party arising from Transferee's possession, use or license of the NetObjects Patents, or of products incorporating the same.

     (b) Transferee agrees to indemnify and hold harmless Transferor from and against any and all liability, loss, suit, damages, claims and proceedings, including reasonable attorneys' fees, expenses and costs, arising out of or connected with the sale, sublicense, commercialization or use of any of the NetObjects Patents by Transferee, its customers, its licensees or other third parties.

7.   CERTAIN DUTIES AND RESPONSIBILITIES OF TRANSFEREE AND TRANSFEROR

     (a) Transferee agrees that it will comply with all laws and regulations, the violation of which would materially affect Transferee, relating to the NetObjects Patents.

     (b) Following the Effective Date, Transferee shall be responsible for continuing to prosecute the NetObjects Patents in the U.S. and in such other countries as Transferor may designate. The continuing prosecution of the NetObjects Patents shall be at Transferee's expense; PROVIDED THAT to the extent revenues from the licensing of Transferred Rights from time to time are inadequate to offset all attorneys' fees, filing fees, and other costs and expenses associated with the prosecution of the NetObjects Patents, Transferor agrees to fully reimburse Transferee for them, upon receipt of invoices and reasonable supporting documentation therefor.

     (c) Transferee will promptly notify Transferor of any and all infringements or violations by third parties or attempted infringements or violations of any of the Transferred Rights. Transferor will provide reasonable assistance to Transferee in taking such action to enforce Transferee's rights against the parties infringing or violating such rights. Transferee shall be required to initiate and prosecute any and all lawful suits, actions and proceedings, whether by way of claim or cross-claim, to enforce any patents issued on the NetObjects Patents, including, but not limited to, suits for damages, injunctive relief, actions for interferences, petitions before the International Trade Commission, U.S. Customs actions, and available suits, proceedings and actions in foreign countries (an "Action" or "Actions"), and will pursue diligently and in good faith any such Action until its conclusion through settlement or final nonappealable judgment by a court of competent jurisdiction unless it becomes impractical or too costly for Transferee to continue the litigation. In this event, Transferee will so notify Transferor and, upon Transferor's exercise of an applicable right to pursuant to Section 12(a), will permit Transferor to join the action and assume control of, responsibility for, and all expenses related to such action. Transferee agrees further, at the request of Transferor, to initiate and prosecute any and all Actions and to pay all costs, expenses and attorneys' fees and otherwise hold Transferor harmless in any such Actions. The settlement of any Action shall be subject to the reasonable consent and good faith consideration of both parties. Transferee will be entitled to any damages or royalties resulting from the enforcement of any patents issued on any of the NetObjects Patents, so long as Transferee refunds to Transferor all legal expenses and other costs associated with the collection of said damages and/or royalties that were advanced by Transferor or withheld from payment otherwise owed to Transferor pursuant to
Section 3. The foregoing provisions of this Section 7 shall apply with the same force and effect with respect to any common law patent claims within the NetObjects Patents.

8.   SEVERABILITY

     The provisions of this Agreement are severable, and if any one or more such provisions are judicially determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions or portions of this Agreement shall nevertheless be binding on and enforceable by and between the parties hereto.

9.   ASSIGNMENT; SUCCESSORS AND ASSIGNS

     This Agreement and all of the terms hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except as such assignment may be restricted under Section 1 and except that Transferee shall not have the right to assign or otherwise transfer any of the Transferred Rights to any third party without the prior written consent of Transferor (and any assignment or transfer that occurs without such consent of Transferor shall be null and void).

10.  EXPORT CONTROL LAWS

     Transferee agrees to comply with all laws, rules and regulations applicable to the export of the NetObjects Patents. Specifically, Transferee shall not export, re-export, transfer, or license the NetObjects Patents, or any Confidential Information, in violation of any United States laws and regulations as may from time to time be applicable.

11.  EFFECTIVE DATE

     Upon execution this Agreement shall be effective as of the date immediately preceding the effective time of the Merger for all purposes, and only as of such date.

12.  REACQUISITION OF THE NETOBJECTS PATENTS

     (a) Transferor shall have the right to reacquire the Transferred Rights, upon the following events and conditions:

          (i) Automatically, on each anniversary of the Effective Date for the first three years after the Effective Date, unless within the thirty
(30)-day period preceding such anniversary date, Transferor notifies Transferee that Transferor will not reacquire the Transferred Rights. This provision cannot be waived other than by written agreement of the parties.;

         (ii) Upon thirty (30) days' written notice by Transferor to Transferee in the event of any default by Transferee in the performance of Transferee's obligations under this Agreement, unless such default is cured within the thirty (30)-day notice period;

        (iii) At Transferor's option, and upon payment of $25,000 to Transferee, within ninety (90) days after the end of the first calendar year following the first year in which Transferee receives any revenue from the license of any of the

         (iv) Transferred Rights, if the total revenue derived by Transferee and all Transferee Affiliates with respect to such Transferred Rights during such first calendar year does not exceed $750,000, or within ninety (90) days after the end of any calendar year thereafter in which such revenue threshold has not been met;

          (v) Upon thirty (30) days' written notice by Transferor to Transferee, if Transferee has failed to diligently prosecute any of the NetObjects Patents in any country designated by Transferor (as long as such failure is not attributable to Transferor's failure to fund prosecution of the same, unless such failure is cured within the thirty (30)-day notice period);

         (vi) Upon ten (10) days' written notice by Transferor to Transferee of any failure by Transferee to bring suit or initiate another available form of action, or continue such suit or other action, against any person that Transferor deems to be infringing or violating any of the Transferred Rights pursuant to Section 7(c) hereof, unless such failure is cured within the ten
(10)-day notice period; or

        (vii) Upon thirty (30) days' written notice by Transferor to Transferee of any failure by Transferee to indemnify Transferor pursuant to the provisions of Section 5 hereof, unless such failure is cured within such thirty
(30)-day notice period.

     (b) Upon any automatic reacquisition of, or exercise of any right of Transferor to reacquire the Transferred Rights, Transferee shall execute or cause to be executed all instruments of assignment and other documents, and shall take all other actions requested by Transferor to effect the transfer and assignment of the same to Transferor, including the payment of a transfer fee of $5,000 immediately after Transferor has made such request.

13.  GENERAL

     (a) All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given upon personal delivery or on the day sent by facsimile transmission if a true and correct copy is sent the same day by first class mail, postage prepaid, or by dispatch by an internationally recognized express courier service, and in each case addressed to the address of the parties as set forth below, unless such party first notifies the other parties hereto in writing of any change in its address:

If addressed to Transferor:        NetObjects, Inc.
                                   2055 Woodside Road, Suite 250
                                   Redwood City, CA  94061
                                   Attention:  President

If addressed to Transferee:        Rae Technology LLC
                                   2055 Woodside Road, Suite 250
                                   Redwood City, CA  94061
                                   Attention:  President

     (b) Neither party has the authority to assume or create any obligation for or on behalf of the other party, express or implied.

     (c) The validity, performance and interpretation of this Agreement shall be governed by the laws of the State of California, without regard to any rules thereof pertaining to conflicts of laws.

     IN WITNESS WHEREOF, this Agreement is hereby executed by the parties to be effective as of the date described in Section 11, hereof.


NETOBJECTS, INC.                        RAE TECHNOLOGY LLC


By:  /s/ Samir Arora                    By:  /s/ Samir Arora
    -------------------------------          ----------------------------------
Its: CEO                                Its: CEO
     ------------------------------          ----------------------------------


ACKNOWLEDGEMENT AND ESTOPPEL CERTIFICATE:

     Rae Technology, Inc., a California corporation, hereby certifies that it has reviewed the terms of the foregoing Patent Transfer and License Agreement, and agrees that it and all of its assets and properties shall be bound by the terms thereof.


                                        RAE TECHNOLOGY, INC.

                                        By:  /s/ Samir Arora
                                            -----------------------------------
                                        Its: CEO
                                             ----------------------------------

Rae Technology, Inc.
Rae Technology LLC
Rae Technology LLC II

     RE:  PATENT TRANSFER AND LICENSE AGREEMENT

Ladies and Gentlemen:

     This is to confirm that NetObjects, Inc. agrees that the Patent Transfer and License Agreement dated as of April 10, 1997, is amended and reformed as of said date to correct the following errors and reflect the parties' original intention as of that date:

     1. Section 12(a)(iii) should read in its entirety as follows and subparagraphs (v), (vi), and (vii) should be renumbered as subparagraphs (iv),
(v) and (vi):

          (iii) At Transferor's option, and upon payment of $25,000 to Transferee, within ninety (90) days after the end of the first calendar year following the first year in which Transferee receives any revenue from the license of any of the Transferred Rights, if the total revenue derived by Transferee and all Transferee Affiliates with respect to such Transferred Rights during such first calendar year does not exceed $750,000, or within ninety (90) days after the end of any calendar year thereafter in which such revenue threshold has not been met;

     2. In Section 12(b), the words "by Transferor to Transferee" shall be inserted after "$5,000," so that the subsection is correctly restated to read in its entirety as follows:

          (b) Upon any automatic reacquisition of, or exercise of any right of Transferor to reacquire the Transferred Rights, Transferee shall execute or cause to be executed all instruments of assignment and other documents, and shall take all other actions requested by Transferor to effect the transfer and assignment of the same to Transferor, including the payment of a transfer fee of $5,000 by

Rae Technology, Inc.
Page 2


          Transferor to Transferee immediately after Transferor has made such request.

     This acknowledgment and agreement of NetObjects, Inc. is effective for all purposes as of April 10, 1997.

                                   NetObjects, Inc.




                                   By:  /s/ Samir Arora
                                      ----------------------
                                        Samir Arora, CEO

                                   ACKNOWLEDGMENT

     Rae Technology, Inc. hereby agrees to the amendment and reformation of the Patent Transfer and License Agreement as set forth above on behalf of itself, Rae Technology LLC and Rae Technology LLC II.

                                   Rae Technology, Inc.



                                   By:  /s/ Samir Arora
                                      ---------------------
                                        Samir Arora, CEO

                               CONSENT TO ASSIGNMENT
                                        AND
                              SUBSTITUTION OF PARTIES


     This AGREEMENT (the "Agreement") is dated as of July 16, 1997 by and among NetObjects, Inc. a Delaware corporation ("NetObjects"), Rae Technology LLC, a California limited liability company ("Rae LLC"), and Rae Technology, Inc., a California corporation ("RTI").

                                      RECITALS

     WHEREAS, effective as of April 10, 1997, NetObjects and Rae LLC entered into a Patent Transfer and License Agreement (the "Patent Agreement") pertaining to the transfer and assignment of certain pending U.S. patent applications (the "NetObjects Patents") from NetObjects to Rae LLC and the license of rights thereunder from Rae LLC to NetObjects;

     WHEREAS, the members of Rae LLC have elected to wind up and dissolve Rae LLC, which intends to assign the NetObjects Patents to RTI; and

     WHEREAS, Rae LLC and RTI would like NetObjects to consent to the assignment of the NetObjects Patents to RTI and the substitution of RTI for Rae LLC for all purposes under the Patent Agreement.

     NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

                                     AGREEMENT

     Pursuant to Sections 1 and 9 of the Patent Agreement, NetObjects hereby consents to the assignment of all of the Transferred Rights, including, but not limited to the NetObjects Patents, from Rae LLC to RTI.

     NetObjects, Rae LLC and RTI agree that the Patent Agreement shall be amended hereby to substitute RTI for Rae LLC as of the date hereof with respect to all executory obligations and continuing covenants and conditions applicable to NetObjects and Rae LLC thereunder.

     All capitalized terms used in this Agreement shall have the meanings ascribed to them in the Patent Agreement unless otherwise stated expressly herein.

     Each of the parties to this Agreement agrees to execute such other documents and instruments and to take such other actions as may be necessary or reasonable to implement the terms of this Agreement.

     This Agreement shall be subject to all of the provisions of Section 13 of the Patent Agreement.

     IN WITNESS WHEREOF, this Agreement is hereby executed by the parties to be effective as of the date first set forth above.


                              NETOBJECTS, INC.

                              By:       /s/ Samir Arora
                                      -----------------------------------------

                              Its:      CEO
                                      -----------------------------------------


                              RAE TECHNOLOGY LLC

                              By:       /s/ Samir Arora
                                      -----------------------------------------

                              Its:      CEO
                                      -----------------------------------------

                              RAE TECHNOLOGY, INC.

                              By:       /s/ Samir Arora
                                      -----------------------------------------

                              Its:      CEO
                                      -----------------------------------------